                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------








                        --------------------------------
                              FIRST QUARTER REPORT
                                      1995

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                            SCHEDULE OF INVESTMENTS

MARCH 31, 1995 (UNAUDITED)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------
PRINCIPAL
AMOUNT/                                          INVESTMENT      AMORTIZED                          % OF TOTAL
SHARES             INVESTMENT                       DATE           COST              VALUE         INVESTMENTS
- --------------------------------------------------------------------------------------------------------------
MANAGED COMPANIES:
178,934 sh.    Carr-Gottstein Foods Co.,
               Class B Common Stock(1)*            10/23/90     $  894,666        $1,019,924
- --------------------------------------------------------------------------------------------------------------
                                                                   894,666         1,019,924            3.6%
- --------------------------------------------------------------------------------------------------------------
413,111 sh.    Neodata Corporation,
               Warrants to Purchase
               Common Stock and
               10.00% Class A Convertible
               Preferred Stock - Series 2*         12/27/90         41,088                 1

39,507.63 sh.  Neodata Corporation,
               10.00% Class A Convertible
               Preferred Stock - Series 2*         09/30/92        296,857                 1

2,296.95 sh.   Neodata Corporation,
               Common Stock*                       09/30/92              1                 1
- --------------------------------------------------------------------------------------------------------------
                                                                   337,946                 3            0.0
- --------------------------------------------------------------------------------------------------------------
82,177 sh.     KEMET Corporation,                03/28/91 &
               Common Stock(2)*                    07/11/91         58,249         2,917,797
- --------------------------------------------------------------------------------------------------------------
                                                                    58,249         2,917,797           10.2
- --------------------------------------------------------------------------------------------------------------
324.6 sh.      Huntington Holdings, Inc.,
               Warrants to Purchase
               Common Stock(3)*                    01/31/92        103,811           680,773
- --------------------------------------------------------------------------------------------------------------
                                                                   103,811           680,773            2.4
- --------------------------------------------------------------------------------------------------------------
75,856 sh.     Amity Leather Products Co.,
               Warrants to Purchase Class B
               Common Stock*                       07/30/92        104,091           918,506

27,392 sh.     Amity Leather Products Co.,
               Class A Common Stock*               07/30/92        273,920           331,677
- --------------------------------------------------------------------------------------------------------------
                                                                   378,011         1,250,183            4.4
- --------------------------------------------------------------------------------------------------------------
$3,561,003     KB Alloys, Inc.,
               20.00% Senior Subordinated
               Term Notes due 6/30/01(4)           05/28/93      3,499,277         3,499,277
- --------------------------------------------------------------------------------------------------------------
                                                                 3,499,277         3,499,277           12.3
- --------------------------------------------------------------------------------------------------------------


  The accompanying notes to financial statements are an integral part of this schedule.

                        --------------------------------
                                      ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                      SCHEDULE OF INVESTMENTS (CONTINUED)

MARCH 31, 1995 (UNAUDITED)

- --------------------------------------------------------------------------------------------------
PRINCIPAL
AMOUNT/                                          INVESTMENT    AMORTIZED                % OF TOTAL
SHARES        INVESTMENT                            DATE         COST        VALUE     INVESTMENTS
- --------------------------------------------------------------------------------------------------
$6,087,185    Elgin National Industries, Inc.,
              13.00% Senior Subordinated
              Notes due 9/01/01(5)                 09/24/93    5,940,726   5,940,726

7,119.71 sh.  ENI Holding Corp.,
              10.00% Preferred Stock
              due 12/31/01                         09/24/93      711,971     819,952

489.27 sh.    ENI Holding Corp.,
              Class B Common Stock*                09/24/93       48,927      48,927

510.83 sh.    ENI Holding Corp.,
              Warrants to Purchase
              Class B Common Stock*                09/24/93       51,078      51,078
- --------------------------------------------------------------------------------------------------
                                                               6,752,702   6,860,683     24.1
- --------------------------------------------------------------------------------------------------
$1,083,000    Protection One Alarm
              Monitoring, Inc., 12.00%
              Senior Subordinated Notes
              due 11/01/03                         11/03/93      996,822     996,822

18,194.4 sh.  Protection One, Inc.,
              Warrants to Purchase
              Common Stock(6)*                     11/03/93       97,340      93,246
- --------------------------------------------------------------------------------------------------
                                                               1,094,162   1,090,068      3.8
- --------------------------------------------------------------------------------------------------
$2,604,000    LMCOperating Corp.,
              13.00% Senior Secured
              Subordinated Term Notes
              due 5/31/99(7)                       06/10/94    2,458,043   2,458,043

17.447 sh.    LMCOperating Corp.,
              Warrants to Purchase
              Common Stock*                        06/10/94      117,180     117,180

17.36 sh.     LMCCredit Corp.,
              Warrants to Purchase
              Common Stock*                        06/10/94            1           1
- --------------------------------------------------------------------------------------------------
                                                               2,575,224   2,575,224      9.0
- --------------------------------------------------------------------------------------------------
$2,733,000    Canadian's Corp.,
              13.50% Subordinated                09/09/94 &
              Notes due 9/01/02(8)                 12/29/94    2,620,548   2,620,548

$334,000      Canadian's Holdings, Inc.,
              12.00% Exchangeable
              Redeemable Debentures              09/09/94 &
              due 8/31/04(9)                       12/29/84      318,784     318,784

266,201 sh.   Canadian's Corp.,
              Warrants to Purchase               09/09/94 &
              Common Stock*                        12/29/94       39,043      39,043
- --------------------------------------------------------------------------------------------------
                                                               2,978,375   2,978,375     10.5
- --------------------------------------------------------------------------------------------------

  The accompanying notes to financial statements are an integral part of this schedule.

                        --------------------------------
                                      TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                      SCHEDULE OF INVESTMENTS (CONTINUED)

MARCH 31, 1995 (UNAUDITED)

- ---------------------------------------------------------------------------------------------
PRINCIPAL
AMOUNT/                               INVESTMENT       AMORTIZED                   % OF TOTAL
SHARES      INVESTMENT                   DATE            COST        VALUE        INVESTMENTS
- ---------------------------------------------------------------------------------------------
42,404 sh.  MTI Holdings II, Inc.,    07/06/94 &
            Common Stock*               12/28/94         287,930       38,164
- ---------------------------------------------------------------------------------------------
                                                         287,930       38,164           0.1
- ---------------------------------------------------------------------------------------------
  Total Investments in Managed
   Companies (79.6% of net assets)                    18,960,353   22,910,471          80.4
- ---------------------------------------------------------------------------------------------
TEMPORARY INVESTMENTS:
$2,800,000  Ford Motor Credit
            Corporation, 5.852%
            Notes due 4/13/95           03/31/95       2,794,568    2,794,568

$2,800,000  Wal-Mart Stores, Inc.,
            5.913% Notes due 4/13/95    03/31/95       2,794,624    2,794,624
- ---------------------------------------------------------------------------------------------
  Total Temporary Investments (19.4% of net assets)    5,589,192    5,589,192          19.6
- ---------------------------------------------------------------------------------------------
  Total Investments (99.0% of net assets)            $24,549,545  $28,499,663         100.0%
=============================================================================================

(1) The Carr-Gottstein Foods Company common stock trades on the New York Stock Exchange. The Fund and Fiduciary Capital Pension Partners, L.P. ("FCPP") combined own a material percentage of the outstanding shares. To reflect the resultant lack of liquidity, the Fund valued the shares at a 5% discount to the public market price.
(2) The KEMET Corporation common stock trades on the NASDAQ National Market System. The Fund and FCPP combined own a material percentage of the outstanding shares. To reflect the resultant lack of liquidity, the Fund valued the shares at a 5% discount to the public market price. (Note 6)
(3) Pursuant to the terms of the Fund's agreement with Huntington Holdings, Inc., under certain circumstances the number of shares issuable upon exercise of the warrants held by the Fund will increase periodically. The first such increase occurred on February 1, 1993 when the Fund received the right to an additional 35.9 shares.
(4) The notes will amortize in eight equal quarterly installments of $445,125 commencing on 6/30/99. The current payment of 7.0% of the interest may be deferred at the borrower's option. During any period in which the payment of interest is deferred, the interest rate on the notes increases from 20.00% to 21.00%.
(5) The notes will amortize in eight equal quarterly installments of $760,898 commencing on 11/30/99.
(6) The Protection One, Inc. common stock trades on the NASDAQ National Market System.
(7) The notes will amortize as follows: $32,623 on 9/01/97, $33,683 on 12/01/97, $34,777 on 3/01/98, $35,908 on 6/01/98, $37,075 on 9/01/98,
     $38,280 on 12/01/98, $39,524 on 3/01/99 and $2,352,130 on 5/31/99.
(8) The notes will amortize in twelve equal quarterly installments of $227,750 commencing on 12/01/99. The notes also bear contingent additional interest to be computed under a specified formula.
(9) The debentures are convertible into 136,885 shares of Canadian's Corp. common stock. The debentures also bear contingent additional interest to be computed under a specified formula.
*    Non-income producing security.

  The accompanying notes to financial statements are an integral part of this schedule.

                        --------------------------------
                                     THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                                 BALANCE SHEETS

MARCH 31, 1995 AND DECEMBER 31, 1994 (UNAUDITED)

- ------------------------------------------------------------------------------------
                                                       1995                 1994
- ------------------------------------------------------------------------------------
ASSETS:

  Investments (Note 6)

    Portfolio investments, at value:

      Managed companies (amortized cost -
        $18,960,353 and $18,948,391,
         respectively)                              $22,910,471          $22,853,071
      Temporary investments, at amortized cost        5,589,192            4,876,188
- ------------------------------------------------------------------------------------
      Total investments                              28,499,663           27,729,259

    Cash and cash equivalents                           153,503              171,999

    Accrued interest receivable                         733,724              627,846

    Other assets, including receivables from
      sale of investments                                14,418              659,011
- ------------------------------------------------------------------------------------
      Total assets                                  $29,401,308          $29,188,115
====================================================================================
LIABILITIES:

  Payable to affiliates (Notes 2, 3 and 4)          $    40,092          $    52,354

  Accounts payable and accrued liabilities               44,730               34,688

  Prepaid interest income                                62,518               60,146

  Distributions payable to partners                     462,712              694,068
- ------------------------------------------------------------------------------------
    Total liabilities                                   610,052              841,256
- ------------------------------------------------------------------------------------
NET ASSETS:

  Managing General Partner                               24,409               19,965

  Limited Partners (equivalent to $18.84
    and $18.55, respectively, per limited
    partnership unit based on 1,526,949
    units outstanding)                               28,766,847           28,326,894
- ------------------------------------------------------------------------------------
      Net assets                                     28,791,256           28,346,859
- ------------------------------------------------------------------------------------
        Total liabilities and net assets            $29,401,308          $29,188,115
====================================================================================

 The accompanying notes to financial statements are an integral part of these financial statements.

                        --------------------------------
                                      FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                            STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

- ---------------------------------------------------------------------------------
                                                              1995        1994
- ---------------------------------------------------------------------------------
INVESTMENT INCOME:

  Income:

    Interest                                            $704,755       $  685,191
- ---------------------------------------------------------------------------------
      Total investment income                            704,755          685,191
- ---------------------------------------------------------------------------------
  Expenses:

    Investment advisory fees (Note 2)                     58,353           73,916

    Fund administration fees (Note 3)                     35,843           35,843

    Independent General Partner fees
      and expenses (Note 4)                               18,862           17,997

    Administrative expenses (Note 3)                      20,276           20,310

    Professional fees                                     17,288           13,317

    Amortization                                           2,790            2,790

    Other expenses                                         8,524           14,037
- ---------------------------------------------------------------------------------
      Total expenses                                     161,936          178,210
- ---------------------------------------------------------------------------------
NET INVESTMENT INCOME                                    542,819          506,981
- ---------------------------------------------------------------------------------
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:

    Net realized gain on investments                     318,852          601,467

    Net increase (decrease) in unrealized
       appreciation of investments                        45,438          (10,789)
- ---------------------------------------------------------------------------------
         Net gain on investments                         364,290          590,678
- ---------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                             $907,109       $1,097,659
=================================================================================


 The accompanying notes to financial statements are an integral part of these financial statements.

                        --------------------------------
                                      FIVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                            STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

- -----------------------------------------------------------------------------------
                                                              1995           1994
- -----------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net increase in net assets resulting from operations     $ 907,109    $ 1,097,659

  Adjustments to reconcile net increase
     in net assets resulting from operations
     to net cash provided by operating activities:

       Accreted discount on portfolio investments            (19,434)        (9,075)

         Amortization                                          2,790          2,790

         Change in assets and liabilities:

          Accrued interest receivable                       (105,878)       (35,008)

          Other assets                                        (3,345)       (28,372)

          Payable to affiliates                              (11,116)        30,250

          Accounts payable and accrued liabilities            10,042         19,354

          Prepaid interest income                              2,372             --

        Net realized gain on investments                    (318,852)      (601,467)

        Net (increase) decrease in unrealized
           appreciation of investments                       (45,438)        10,789
- -----------------------------------------------------------------------------------
             Net cash provided by operating activities       418,250        486,920
- -----------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of portfolio investments                           (1,146)            --

  Proceeds from dispositions of portfolio investments        971,472      6,390,603

  (Purchase) sale of temporary investments, net             (713,004)    (5,381,583)
- -----------------------------------------------------------------------------------
    Net cash provided by investing activities                257,322      1,009,020
- -----------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Cash distributions paid to partners                       (694,068)      (766,873)
- -----------------------------------------------------------------------------------
    Net cash used in financing activities                   (694,068)      (766,873)
- -----------------------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS         (18,496)       729,067

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             171,999        317,279
- -----------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $ 153,503    $ 1,046,346
===================================================================================


 The accompanying notes to financial statements are an integral part of these financial statements.

                        --------------------------------
                                      SIX

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                      STATEMENTS OF CHANGES IN NET ASSETS

FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND FOR
THE YEAR ENDED DECEMBER 31, 1994 (UNAUDITED)

- -------------------------------------------------------------------------------------
                                                              1995            1994
- -------------------------------------------------------------------------------------
Increase in net assets resulting from operations:

  Net investment income                                    $   542,819    $ 2,126,889

  Net realized gain (loss) on investments                      318,852     (2,532,109)

  Net increase in unrealized appreciation of investments        45,438      4,356,233
- -------------------------------------------------------------------------------------
    Net increase in net assets resulting from operations       907,109      3,951,013

Repurchase of limited partnership units                             --     (2,948,767)

Distributions to partners from -

  Net investment income                                       (462,712)    (2,126,889)

  Realized gain on investments                                      --       (867,798)
- -------------------------------------------------------------------------------------
    Total increase (decrease) in net assets                    444,397     (1,992,441)

Net assets:

  Beginning of period                                       28,346,859     30,339,300
- -------------------------------------------------------------------------------------
  End of period (including undistributed
    net investment income of $80,107
    and $0, respectively)                                  $28,791,256    $28,346,859
=====================================================================================


 The accompanying notes to financial statements are an integral part of these financial statements.

                        --------------------------------
                                     SEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                       SELECTED PER UNIT DATA AND RATIOS

FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994 (UNAUDITED)

- -----------------------------------------------------------------------------------
                                                                  1995         1994
- -----------------------------------------------------------------------------------
PER UNIT DATA:

  Investment income                                            $   .46      $   .40

  Expenses                                                        (.11)        (.10)
- -----------------------------------------------------------------------------------
    Net investment income                                          .35          .30

  Net realized gain on investments                                 .21          .35

  Net increase (decrease) in unrealized
    appreciation of investments                                    .03         (.01)

  Distributions declared to partners                              (.30)        (.45)
- -----------------------------------------------------------------------------------
    Net increase in net asset value                                .29          .19

      Net asset value:

         Beginning of period                                     18.55        17.98
- -----------------------------------------------------------------------------------
         End of period                                          $18.84       $18.17
===================================================================================
RATIOS (ANNUALIZED):

  Ratio of expenses to average net assets                         2.27%        2.34%

  Ratio of net investment income to average net assets            7.60%        6.65%

Number of limited partnership units at end of period         1,526,949    1,687,121


 The accompanying notes to financial statements are an integral part of these financial statements.

                        --------------------------------
                                     EIGHT

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS

MARCH 31, 1995 (UNAUDITED)

1.  GENERAL

    The accompanying unaudited interim financial statements include all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of the Managing General Partner, necessary to fairly present the financial position of the Fund as of March 31, 1995 and the results of its operations, changes in net assets and its cash flows for the three months then ended.

    These financial statements should be read in conjunction with the Significant Accounting Policies and other Notes to Financial Statements included in the Fund's annual audited financial statements for the year ended December 31, 1994.

2.  INVESTMENT ADVISORY FEES

    As compensation for its services as investment adviser, FCM receives a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $58,353 were paid by the Fund for the three months ended March 31, 1995.

3.  FUND ADMINISTRATION FEES

    As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of .45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $35,843 were paid by the Fund for the three months ended March 31, 1995. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the Fund. The Fund reimbursed FCM for administrative expenses of $20,276 for the three months ended March 31, 1995.

4.  INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

    As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and FCPP an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each Fund s allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses paid by the Fund for the three months ended March 31, 1995 totaled $18,862.

                        --------------------------------
                                      NINE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  CONTINGENCIES

    The Fund has been notified by PaineWebber Incorporated ("PaineWebber") that FCM, the Managing General Partner of the Fund, is a named defendant in a class action lawsuit brought in March 1995 against PaineWebber and a number of its affiliates. FCM believes that this litigation will be resolved without material adverse effect on the Fund's financial statements, taken as a whole.

6.  SUBSEQUENT EVENT

    On April 25, 1995, the Fund sold 6,574 shares of KEMET Corporation common stock. The Fund received $262,960 of sales proceeds, resulting in a realized gain of $258,300.

                        --------------------------------
                                      TEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    As of March 31, 1995, the Fund held portfolio investments in eleven Managed Companies, with an aggregate cost of approximately $18.9 million. These portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represent approximately 79.6% of the Fund's net assets. When acquired, these portfolio investments generally consisted of high-yield subordinated debt, linked with an equity participation or a comparable participation feature in middle market companies. These securities were typically issued in private placement transactions and were subject to certain restrictions on transfer or sale, thereby limiting their liquidity. A number of the portfolio companies have prepaid their subordinated debt that the Fund held. In addition, three of the portfolio companies have successfully completed initial public offerings ("IPOs") of their stock. The Fund continues to hold all of the equity components of its original investments, except for a portion of its KEMET Corporation ("KEMET") stock.

    As of March 31, 1995, the Fund's remaining assets were invested in short-term commercial paper. These funds are available for investment, for distribution to the partners or to fund the annual repurchase offer.

    The Fund received $326,324 of proceeds from the sale of 10,547 shares of KEMET common stock during the three months ended March 31, 1995. These sales proceeds were used by the Fund to fund a portion of the cost of a follow-on investment in Canadian's Corp., which was acquired on December 29, 1994.

    On April 25, 1995, the Fund received $262,960 of sales proceeds from the sale of 6,574 shares of KEMET common stock. The gain realized from this transaction has been reserved by the Managing General Partner to partially fund either the 1995 repurchase offer or any follow-on investments that the Fund may make in existing portfolio companies during 1995.

    The Fund expects to reinvest all available funds, including the principal amount of any future prepayments received, in additional portfolio investments. The Partnership Agreement provides that the Fund's investment period will end on December 31, 1995. Thereafter, the Fund will not be permitted to acquire investments in new portfolio companies, but will be able to make additional investments in existing portfolio companies.


                        --------------------------------
                                     ELEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

    Pursuant to the terms of the Fund's periodic unit repurchase policy that was adopted by the Fund's Limited Partners during 1993, the Fund will annually offer to purchase from its Limited Partners up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. The 1995 repurchase offer will be mailed to the Limited Partners during October 1995. The actual redemption of tendered Units will occur on November 21, 1995.

    Accrued interest receivable increased $105,878 from $627,846 at December 31, 1994 to $733,724 at March 31, 1995. This increase resulted primarily from a $71,220 increase in the deferred portion of the interest receivable from KB Alloys, Inc. ("KB Alloys") with respect to the Fund's investment in $3,561,003 principal amount of 20.00% Senior Subordinated Term Notes due June 30, 2001. KB Alloys is required to pay 13.00% interest currently, while the remaining 7.00% of the interest may be deferred at KB Alloys option. During any period in which the payment of interest is deferred, the interest rate on the notes increases from 20.00% to 21.00%. To date, KB Alloys has elected to defer payment of the interest. At March 31, 1995, the cumulative amount of deferred interest totaled $533,854. The Fund's agreement with KB Alloys requires KB Alloys to pay all accumulated deferred interest in excess of $547,847 no later than August 28, 1998, and the amount of deferred interest cannot exceed $547,847 at any time thereafter. The amount of accrued interest receivable with respect to other portfolio investments also increased slightly during the three months ended March 31, 1995.

    Other assets decreased $644,593, from $659,011 at December 31, 1994 to $14,418 at March 31, 1995. The balance at December 31, 1994 included a $645,148 receivable from the sale of KEMET common stock during December 1994. This amount was received by the Fund during January 1995.

    The payable to affiliates decreased $12,262 from $52,354 at December 31, 1994 to $40,092 at March 31, 1995. FCM Fiduciary Capital Management Company ("FCM") pays expenses on behalf of the Fund and is then reimbursed on a monthly basis. The payable at March 31, 1995 decreased because the total expenses paid by FCM on behalf of the Fund during March 1995 were less than those paid during December 1994.

    Distributions payable to partners decreased $231,356, from $694,068 at December 31, 1994 to $462,712 at March 31, 1995. This decrease corresponds to the percentage decrease in the quarterly distribution rate from $.45 per Unit to $.30 per Unit (as discussed in the following paragraphs).

    During the three months ended March 31, 1995, the Fund paid a cash distribution pertaining to the fourth quarter of 1994 in the amount of $694,068. This quarterly distribu-


                        --------------------------------
                                     TWELVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

tion was equal to $.45 per Unit and represented an annualized rate equal to 9.0% of contributed capital.

    As discussed in previous reports, the quarterly distributions for 1995 will be paid at a reduced rate. The distribution for the first quarter of 1995 will be paid on May 12, 1995 in an amount equal to $.30 per Unit, or an annualized rate equal to 6.0% of contributed capital. This distribution consists entirely of net investment income earned during the three months ended March 31, 1995.

    It is currently expected that the remaining 1995 distributions will be made at the same 6.0% rate. In the past, the Fund has realized gains from its investments that have provided additional sources of cash for distributions. Although there can be no assurances, the Fund may realize similar gains in 1995 that could in turn result in a higher distribution rate for subsequent quarters. Gains can also be utilized to fund the annual repurchase offer or to fund any follow-on investments that the Fund may make in existing portfolio companies.

    The Fund's investment period will end on December 31, 1995. Although the Fund will be permitted to make additional investments in existing portfolio companies after 1995, the Fund will no longer be permitted to acquire investments in new portfolio companies. This will impact the amount of the Fund s quarterly distributions for 1996 and subsequent years because all proceeds from dispositions or maturities of investments after December 31, 1995 will be distributed to investors, except to the extent the cash is needed to fund the annual repurchase offer or to fund any follow-on investments that the Fund may make in existing portfolio companies.

    The Fund has been notified by PaineWebber Incorporated ("PaineWebber") that FCM, the Managing General Partner of the Fund, is a named defendant in a class action lawsuit brought in March 1995 against PaineWebber and a number of its affiliates. FCM believes that this litigation will be resolved without material adverse effect on the Fund's financial statements, taken as a whole.

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

    The Fund's net investment income was $542,819 for the three months ended March 31, 1995 as compared to net investment income of $506,981 for the corresponding period of the prior year. Net investment income per limited partnership unit increased from $.30 to $.35 and the ratio of net investment income to average net assets increased from 6.65% to 7.60% for the three months ended March 31, 1995 as compared to the corresponding period of the prior year.

    Net investment income for the three months ended March 31, 1995 increased as a result of a slight increase in investment income and a slight decrease in total expenses.


                        --------------------------------
                                    THIRTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

    Investment income increased $19,564, or 2.9%, for the three months ended March 31, 1995 as compared to the corresponding period of the prior year. This small increase was primarily the result of higher interest rates on the Fund's temporary investments and a slight increase in the aggregate amount that the Fund had invested in higher-yielding subordinated debt investments. The positive effect of these items was partially offset by a reduction in the amount of funds invested in temporary investments. This occurred as a result of the repurchase of Units by the Fund during the fourth quarter of 1994, which caused the Fund's total capital to decline by approximately 9.5%, and a slight increase in the amount invested in non-income producing equity investments.

    Total expenses decreased $16,274, or 9.1%, for the three months ended March 31, 1995 as compared to the corresponding period of the prior year. This decrease resulted primarily from a decrease in investment advisory fees and other expenses. The investment advisory fees decreased as a result of the repurchase of Units by the Fund during the fourth quarter of 1994 and the realization during July 1994 of the loss on the Fund's Mobile Technology, Inc. ("MTI") investment. Both the repurchase of Units and the realization of the MTI loss decreased the amount of the Fund's available capital (as defined in the Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated. Other expenses decreased primarily as a result of a decrease in consulting fees. These decreases were partially offset by an increase in professional fees.

                        NET REALIZED GAIN ON INVESTMENTS

    On February 28, 1995, the Fund sold 10,547 shares of KEMET common stock. The Fund received $326,324 of sales proceeds, resulting in a realized gain of $318,852.

                   NET UNREALIZED APPRECIATION OF INVESTMENTS

    FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date.

    Fair value for securities that are not traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the


                        --------------------------------
                                    FOURTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

    As of December 31, 1994, the Fund had recorded $4,397,511 of unrealized appreciation and $(492,831) of unrealized depreciation of investments. Therefore, as of December 31, 1994, the Fund had recorded a total net unrealized appreciation of investments of $3,904,680.

    The net increase in unrealized appreciation of investments during the three months ended March 31, 1995 and the cumulative net unrealized appreciation of investments as of March 31, 1995, consisted of the following components:

- --------------------------------------------------------------------------------
                                                   Unrealized Appreciation
                                                   (Depreciation) Recorded
                                            ------------------------------------
                                            During the Three
                                              Months Ended            As of
    Portfolio Investment                     March 31, 1995       March 31, 1995
- --------------------------------------------------------------------------------
Unrealized appreciation recorded
    in prior periods for investments
    disposed of during 1995                   $ (286,852)             $      --
  Carr-Gottstein                                 (84,993)               125,258
  Neodata                                       (325,199)              (337,943)
  KEMET                                          624,543              2,859,548
  Huntington                                          --                576,962
  Amity                                           87,610                872,172
  Elgin / ENI                                     17,798                107,981
  Protection One                                  12,531                 (4,094)
  MTI                                                 --               (249,766)
- --------------------------------------------------------------------------------
                                              $   45,438             $3,950,118
- --------------------------------------------------------------------------------

    The amount of the Fund's unrealized appreciation or depreciation for its other investments remains unchanged from the amounts, if any, recorded at December 31, 1994.

    Carr-Gottstein Foods Company completed an IPO of its common stock on July 1, 1993. The stock, which trades on the New York Stock Exchange, closed at $6.00 on March 31, 1995. This price is down from the closing price of $6.50 on December 31, 1994. Based on the $6.00 closing trading price of the common stock, the Fund's 178,934 shares of common stock would have a market value of $1,073,604. However, the Fund's valuation guidelines require the stock to be valued at a 5% discount to the public market price to reflect the potential market impact that could result from the sale of the material number of shares owned by the Funds.


                        --------------------------------
                                    FIFTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------


    The Neodata Corporation ("Neodata") stock and warrants were written down at March 31, 1995. The Partnership has consistently valued this investment based upon a multiple of Neodata's cash flow. Because Neodata's long-term debt presently provides for the accrual, rather than current payment, of interest, the Company's debt has grown to a level which now exceeds the Partnership's valuation.

    KEMET completed an IPO of its common stock on October 21, 1992. The stock, which trades on the NASDAQ National Market System, closed at $37.375 (an average of the closing bid and ask prices) on March 31, 1995. This price is up from the closing price of $29.375 on December 31, 1994. The Fund held 82,177 shares of KEMET common stock as of March 31, 1995. Based on the $37.375 closing trading price of the common stock, the Fund's stock would have a market value of $3,071,365. However, the Fund's valuation guidelines require the stock to be valued at a 5% discount to the public market price to reflect the potential market impact which could result from the sale of the material number of shares owned by the Funds.

    The Amity warrants and common stock were written up in value at March 31, 1995 to bring Amity's valuation more in line with the valuation of other comparable companies in its industry.

    The ENI Holding Corp. preferred stock is being written up in value quarterly to reflect the amount of the cumulative 10% preferential dividend that has accrued with respect to the preferred stock.

    Protection One, Inc. ("Protection One") completed an IPO of its common stock on September 29, 1994. The stock, which trades on the NASDAQ National Market System, closed at $5.125 (an average of the closing bid and ask prices) on March 31, 1995. The Fund holds warrants to acquire 18,194.4 shares of Protection One common stock at a nominal exercise price. Based on the $5.125 closing trading price of the common stock, the Fund's warrants had a market value of $93,246 as of March 31, 1995.

    FCM continually monitors both the Fund's portfolio companies and the markets, and continually evaluates the decision to hold or sell its traded securities.


                        --------------------------------
                                    SIXTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------



                        --------------------------------
                                 ANNUAL REPORT
                                      1994

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------


                                    CONTENTS

Fund Profile and Financial Highlights                                   Two

Message to Investors                                                    Three

Profiles of Portfolio Companies                                         Six

Schedule of Investments                                                 Seven

Balance Sheets                                                          Ten

Statements of Operations                                                Eleven

Statements of Cash Flows                                                Twelve

Statements of Changes in Net Assets                                     Thirteen

Selected Per Unit Data and Ratios                                       Fourteen

Notes to Financial Statements                                           Fifteen

Report of Independent Public Accountants                                Nineteen

Management's Discussion and Analysis of Financial
Condition and Results of Operations                                     Twenty

                        --------------------------------
                                      ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                                  FUND PROFILE


    Fiduciary Capital Partners, L.P. (the "Fund") is a Delaware limited partnership that commenced operations on August 14, 1990. The Fund has elected to operate as a business development company under the Investment Company Act of 1940, as amended. The investment objective of the Fund is to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations.

                              FINANCIAL HIGHLIGHTS

                                                                                                             As of
                                                                                                      December 31, 1990
                                                            As of December 31                      or the Period from the
                                                        or Year Ended December 31                 Commencement of Operations
                                                 -----------------------------------------            (August 14, 1990)
                                                 1994         1993        1992        1991          to December 31, 1990
                                                                  (in thousands, except per Unit amounts)
- ----------------------------------------------------------------------------------------------------------------------------
  Total Investment Income                     $ 2,802      $  3,133    $  4,396    $  3,827               $     985
  Net Investment Income                         2,127         2,400       3,703       3,168                     719
  Net Realized and Unrealized
    Gain on Investments                         1,824           180         513          --                      --
  Cash Distributions Declared to Partners       2,995         3,228       3,282       2,872                     660
  Repurchase of Units                           2,949         2,165          --          --                      --
  Total Assets                                 29,188        31,188      34,068      33,104                  32,683
  Net Assets                                   28,347        30,339      33,153      32,219                  31,923
  Value of Investments                         27,729        30,465      33,419      31,917                  32,459


Per Unit of Limited Partnership Interest:(1)
  Net Investment Income                          1.26(2)       1.33(2)     2.03       1.74                      .45(2)
  Net Realized and Unrealized
    Gain on Investments                          1.08(2)        .10(2)      .29         --                       --
  Cash Distributions Declared to Partners(3)     1.77          1.81        1.80       1.58                      .42
  Net Asset Value                               18.55         17.98       18.36      17.84                    17.68

(1) Effective October 1, 1993, each $1,000 Unit was redenominated into fifty $20 Units. All amounts shown for prior periods have been restated to give effect to this redenomination.
(2) Calculated using the weighted average number of Units outstanding during the years ended December 31, 1994 and 1993 of 1,669,129 and 1,791,201, respectively, and during the period from August 14, 1990 (commencement of operations) through December 31, 1990 of 1,576,800.
(3) Distribution amounts are reflected during the period in which the cash for the distribution was generated. A portion of the actual cash distributions are paid subsequent to such period.


                        --------------------------------
                                      TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                              MESSAGE TO INVESTORS


Dear Investor:

    We are pleased to provide a summary of the recent activities of Fiduciary Capital Partners, L.P. This Annual Report includes the Fund's audited financial statements for the year ended December 31, 1994. Unaudited interim financial statements for the first quarter of 1995 are also enclosed along with this Annual Report.

HIGHLIGHTS

         - Distributions for 1994 totaled $1.80 per Unit, which represents an annualized rate equal to 9.0% of contributed capital.

         - The Fund's net asset value per Unit was $18.55 at December 31, 1994 and $18.84 at March 31, 1995 as compared to $17.98 at December 31, 1993.

         - The Fund redeemed 9.49% of its outstanding Units during November 1994 pursuant to the Fund's annual repurchase offer.

                                  [BAR GRAPH]
             NET ASSET VALUE AND CUMULATIVE DISTRIBUTIONS PER UNIT
                                  1990 - 1994

CASH DISTRIBUTIONS

    The Fund paid cash distributions of $.45 per Unit for each quarter of 1994. Each of these quarterly distributions represented an annualized rate equal to 9.0% of contributed capital. The 1994 cash distributions were paid out of net investment income (71.0%) and gains from capital transactions (29.0%).

    As we have discussed in previous correspondence to you, the quarterly distributions for 1995 will be paid at a reduced rate. The distribution for the first quarter of 1995 was paid on May 12, 1995 in an amount equal to $.30 per Unit, or an annualized rate equal to 6.0% of contributed capital. This distribution consisted entirely of net investment income earned during the first quarter.

    We expect the remaining 1995 distributions to be made at the same 6.0% rate. In the past, the Fund has realized gains from its investments that have provided additional sources of cash for distributions. Although there can be no assurances, the Fund may realize similar gains in 1995 that could in turn result in a higher distribution rate for subsequent quarters. Gains can also be utilized to fund the annual repurchase offer or to fund any follow-on investments that the Fund may make in existing portfolio companies.

    The Fund's investment period will end on December 31, 1995. Although the Fund is permitted to make additional investments in existing portfolio companies after 1995, the Fund will no longer be permitted to acquire investments in new portfolio companies. This will impact the amount of the Fund's quarterly distributions for 1996 and subsequent years because all proceeds from dispositions or maturities of investments after December 31, 1995 will be distributed to investors, except to the extent the cash is needed to fund the annual repurchase offer or to fund any follow-on investments that the Fund may make in existing portfolio companies.

SIGNIFICANT INVESTMENT PERFORMANCE

    KEMET represents the Fund's most successful investment to date. KEMET, headquartered in Greenville, South Carolina, is a leading manufacturer and distributor of both solid tantalum and monolithic ceramic capacitors used as components in circuit boards.

    During 1991, the Fund acquired $4,108,850 of 15.50% Senior Subordinated Term Notes due January 2, 2001 that were issued by a KEMET subsidiary, along with warrants to purchase 114,638 shares of KEMET common stock at an exercise price of $.01 per share.

    KEMET became the first of the Fund's portfolio companies to successfully complete an initial public offering ("IPO") of its common stock during October 1992. During June 1993, KEMET prepaid its subordinated notes that the Fund held, at par, following the successful completion of a secondary stock offering. Thus, as of June 1993, the Fund had recovered 100% of its original investment in KEMET (plus the interest payments received on the notes) and continued to hold warrants to purchase 114,638 shares of KEMET common stock.


                        --------------------------------
                                     THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)

    The KEMET common stock, which trades on the NASDAQ National Market System under the symbol "KMET", closed at the following prices (an average of the closing bid and ask prices) at the end of each calendar quarter since the completion of the IPO:

           December 31, 1992                    $14.25
           March 31, 1993                       $15.25
           June 30, 1993                        $18.50
           September 30, 1993                   $15.75
           December 31, 1993                    $15.50
           March 31, 1994                       $16.25
           June 30, 1994                        $16.88
           September 30, 1994                   $20.63
           December 31, 1994                    $29.38
           March 31, 1995                       $37.38

    On December 30, 1994, the Fund exercised the KEMET warrants and sold 21,914 shares of the common stock at a price of $29.50. The Fund sold an additional 10,547 shares on February 28, 1995 at a price of $31.00 per share.

    The Fund still owned 82,177 shares of the KEMET stock as of March 31, 1995. Based on the $37.38 closing trading price of the common stock at March 31, 1995, the remaining stock had a market value of $3,071,365. However, the Fund's valuation guidelines require the common stock to be valued at a 5% discount to the public market price, or $2,917,797 as of March 31, 1995, to reflect the potential market impact that could result from the sale of the material number of shares owned by the Fund and an affiliated fund.

    In summary, the Fund invested approximately $4.1 million in this investment and has received interest payments and proceeds from the repayment of the notes and the sale of stock aggregating approximately $6.5 million. In addition, the Fund still owned stock with an estimated market value, as of March 31, 1995, of approximately $2.9 million. Thus, as of March 31, 1995, the Fund had a total profit on this investment, including interest income and both realized and unrealized gains, of approximately $5.3 million. This represents an internal rate of return of approximately 34%. Both the total profit and internal rate of return ultimately realized by the Fund with respect to this investment will depend on the actual sales price of the remaining stock and the timing of such sales.

    Since March 31, 1995, the Fund has sold an additional 27,390 shares of the KEMET stock at an average price of $43.66 per share.

OTHER INVESTMENT ACTIVITY

    New portfolio investments in two companies were acquired during 1994: LMC and Canadian's. The Fund's initial investments in these companies were discussed in previous investor reports.

    On December 29, 1994, the Fund made a follow-on investment of $895,310 in Canadian's and its parent company, Canadian's Holdings, Inc. Canadian's is a specialty retailer of moderately priced junior women's apparel and accessories. The follow-on investment consisted of (a) $857,000 of Canadian's 13.50% Subordinated Notes with warrants to acquire common stock and (b) $66,000 of Canadian's Holdings, Inc. 12.00% Exchangeable Redeemable Debentures that are convertible into Canadian's common stock. Both the Notes and Debentures also bear contingent additional interest to be computed under specified formulas. The proceeds from the Fund's additional investment were used by Canadian's as a portion of the capital needed to finance the acquisition of store leases, a computer system, point-of-sale terminals and store fixtures from The Ormonds Shops, Inc., a retailer operating under the protection of the federal bankruptcy laws.

    During 1994, the Fund's subordinated debt investments in Huntington and Amity were prepaid. In both situations, the companies, which are still privately owned, were successful in refinancing the subordinated debt held by the Fund at lower interest rates. The Fund realized gains, including applicable prepayment premiums, of $542,796 from these prepayments. The Fund continues to hold its equity securities in these companies.

    As discussed in previous correspondence, MTI successfully consummated a financial restructuring during 1994. Pursuant to the terms of the restructuring, the Fund and MTI's other subordinated lenders exchanged their subordinated notes and other securities for common stock in a new holding company that now owns 100% of MTI. The subordinated lender group received 87.75% of the new holding company's common stock. The Fund recognized a realized loss of $3,987,656 during 1994 as a result of the restructuring. (This loss had been recorded as an unrealized loss in prior years.) MTI is continuing to experience significant financial and operating difficulties and it is uncertain whether the Fund will ever recover any of its investment in MTI. As a result, the Fund recorded an additional unrealized loss of $249,766 with respect to the MTI stock investment at December 31, 1994. In the accompanying financial statements, the MTI common stock is valued at $38,164, which constitutes approximately one-tenth of 1% of the Fund's net assets.


                        --------------------------------
                                      FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                        MESSAGE TO INVESTORS (CONTINUED)

    During September 1994, Protection One completed an IPO of its common stock. On May 17, 1995, Protection One prepaid its $1,083,000 of 12.00% Senior Subordinated Notes that the Fund held. The Fund received $1,137,150, including a prepayment premium. The Fund continues to hold the warrants to purchase Protection One common stock.

NET UNREALIZED APPRECIATION OF PORTFOLIO INVESTMENTS

    The cumulative net unrealized appreciation of investments held by the Fund at December 31, 1994 and March 31, 1995, consisted of the following components:

                              Unrealized Appreciation
                           (Depreciation) Recorded as of
                      -------------------------------------
                      December 31, 1994      March 31, 1995
- -----------------------------------------------------------
KEMET                      $2,521,857         $2,859,548

Amity                         784,562            872,172

Huntington                    576,962            576,962

Carr-Gottstein                210,251            125,258

Elgin                          90,183            107,981

MTI                          (249,766)          (249,766)

Protection One                (16,625)            (4,094)

Neodata                       (12,744)          (337,943)
- -----------------------------------------------------------
                           $3,904,680         $3,950,118
- -----------------------------------------------------------

    The KEMET, Carr-Gottstein and Protection One equity investments consist of publicly traded common stock (and warrants to acquire common stock) that were valued based upon actual trading prices. The Amity, Huntington, Elgin, MTI and Neodata valuation adjustments all relate to equity securities held by the Fund that are not traded in any liquid public markets. These equity securities were valued by the Managing General Partner pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. The valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects.

PERIODIC UNIT REPURCHASE POLICY

    The Fund's investors adopted a periodic unit repurchase plan during October 1993. Pursuant to the terms of the repurchase policy, the Fund will annually offer to purchase from investors, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. Pursuant to the initial repurchase offer, 117,979 Units (6.54% of the outstanding Units) were redeemed during November 1993 at a net asset value per Unit of $18.35 ($17.98, net of the 2% fee). An additional 160,172 Units (9.49% of the outstanding Units) were redeemed during November 1994 at a net asset value per Unit of $18.41 ($18.04, net of the 2% fee).

    The next opportunity to have the Fund repurchase your Units will occur during the fourth quarter of 1995. The repurchase offer will be mailed to investors on October 6, 1995, and the deadline for tendering Units for repurchase will be October 31, 1995. The repurchase price will be based on the net asset value per Unit on November 14, 1995 and payment for tendered Units will be made on November 21, 1995.

                                    *  *  *

    We have recently seen an increase in the number of companies seeking mezzanine financing and we are currently analyzing several potential investment opportunities for the Fund. We are confident that we will be able to identify sufficient attractive investment opportunities to fully invest the remaining funds that are available for reinvestment prior to December 31, 1995.

    If you have any questions regarding your investment in the Fund, please call us at 800-866-7607.

Sincerely,



Paul Bagley, Chairman
FCM Fiduciary Capital Management Company




W. Duke DeGrassi, President
FCM Fiduciary Capital Management Company

May 17, 1995


                        --------------------------------
                                      FIVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                        PROFILES OF PORTFOLIO COMPANIES

    Carr-Gottstein Foods Company ("Carr-Gottstein") Carr-Gottstein has been the leading food and drug retailer in Alaska since 1915 and is the largest private employer in Alaska.

    Neodata Corporation ("Neodata") Neodata, headquartered in Louisville, Colorado, is the largest contract fulfillment company in the world and a leader in providing fulfillment and marketing services to the magazine publishing industry.

    KEMET Corporation ("KEMET") KEMET, headquartered in Greenville, South Carolina, is a leading manufacturer and distributor of both solid tantalum and monolithic ceramic capacitors used as components in circuit boards.

    Huntington Holdings, Inc. ("Huntington") Huntington, headquartered in Huntington, Indiana, is one of the largest manufacturers and marketers of maintenance and cleaning chemicals in North America. Huntington produces a wide range of intermediate and final-stage cleansers, sterilants and disinfectants for use by hospitals, schools, nursing homes and various industries.

    Amity Leather Products Co. ("Amity")   Amity, headquartered in West Bend,
Wisconsin, manufactures men's and ladies' fine personal leather goods and distributes these products to department stores, mass merchandisers and company-owned Wallet Works stores. Amity markets its products under the brand names of Rolfs, Amity and LaGarde.

    KB Alloys, Inc. (""KB Alloys") KB Alloys, headquartered in Reading, Pennsylvania, is a leading North American manufacturer of aluminum master alloys. Master alloys are added during the production of aluminum to enhance or supply physical properties and to function as a hardener, refiner or promoter of electrical conductivity.

    Elgin National Industries, Inc. ("Elgin") Elgin, headquartered in Chicago, Illinois, is a diversified industrial company that is organized into three distinct segments. The Industrial Products Group manufactures specialty industrial threaded fasteners. The Manufacturing Group manufactures machinery and equipment for niches in coal and other mineral processing markets. The Engineering and Construction Group provides a full range of engineering, design and construction management services, including serving as a general contractor under turn-key design and build contracts.

    Protection One Alarm Monitoring, Inc. ("Protection One") Protection One is a Portland, Oregon-based security alarm company operating in five western states.

    LMC Operating Corp. ("LMC") LMC, headquartered in Logan, Utah, is the leading U.S. manufacturer of light track vehicles. These vehicles are primarily used as snow-groomers and have several alternative uses including infrastructure development and maintenance in remote locations, right-of-way clean-up, search and rescue and military troop deployment. Primary purchasers of the vehicles include ski resorts, utility companies and various governmental agencies.

    Mobile Technology, Inc. ("MTI") MTI is a leading domestic provider of magnetic resonance imaging ("MRI") and computed tomography mobile shared-services.

    Canadian's Corp. ("Canadian's") Canadian's, headquartered in Fairfield, New Jersey, is a specialty retailer of moderately priced junior women's apparel and accessories. Canadian's emerged from Chapter 11 bankruptcy proceedings in conjunction with the restructuring in which the Fund participated.

            VALUE OF 1994 YEAR-END INVESTMENTS BY PORTFOLIO COMPANY

Carr-Gottstein                                          4.0%

Neodata                                                 1.2%

KEMET                                                   9.3%

Huntington                                              2.4%

Amity                                                   4.2%

KB Alloys                                              12.6%

Elgin                                                  24.7%

Protection One                                          4.0%

LMC                                                     9.2%

MTI                                                     0.1%

Canadian's                                             10.7%

Temporary Investments                                  17.6%


                        --------------------------------
                                      SIX

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                            SCHEDULE OF INVESTMENTS

DECEMBER 31, 1994
- -------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL
 AMOUNT/                                                      INVESTMENT         AMORTIZED                          % OF TOTAL
  SHARES                      INVESTMENT                         DATE               COST            VALUE          INVESTMENTS
- -------------------------------------------------------------------------------------------------------------------------------
MANAGED COMPANIES:

178,934 sh.               Carr-Gottstein Foods Co.,
                          Class B Common Stock(1)*              10/23/90       $  894,666         $1,104,917
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                  894,666          1,104,917              4.0%
- -------------------------------------------------------------------------------------------------------------------------------
413,111 sh.               Neodata Corporation,
                          Warrants to Purchase
                          Common Stock and
                          10.00% Class A Convertible
                          Preferred Stock - Series 2*           12/27/90           41,088            254,784

39,507.63 sh.             Neodata Corporation,
                          10.00% Class A Convertible
                          Preferred Stock - Series 2*           09/30/92          296,857             70,417

2,296.95 sh.              Neodata Corporation,
                          Common Stock*                         09/30/92                1                  1
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                  337,946            325,202               1.2
- -------------------------------------------------------------------------------------------------------------------------------
92,724 sh.                KEMET Corporation,                    03/28/91 &
                          Common Stock(2)*                      07/11/91           65,722          2,587,579
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                   65,722          2,587,579               9.3
- -------------------------------------------------------------------------------------------------------------------------------
324.6 sh.                 Huntington Holdings, Inc.,
                          Warrants to Purchase
                          Common Stock(3)*                      01/31/92          103,811            680,773
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                  103,811            680,773               2.4
- -------------------------------------------------------------------------------------------------------------------------------
75,856 sh.                Amity Leather Products Co.,
                          Warrants to Purchase Class B
                          Common Stock*                         07/30/92          104,091            854,139

27,392 sh.                Amity Leather Products Co.,
                          Class A Common Stock*                 07/30/92          273,920            308,434
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                  378,011          1,162,573               4.2
- -------------------------------------------------------------------------------------------------------------------------------
$3,561,003                KB Alloys, Inc.,
                          20.00% Senior Subordinated
                          Term Notes due 6/30/01(4)             05/28/93        3,497,526          3,497,526
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                3,497,526          3,497,526              12.6
- -------------------------------------------------------------------------------------------------------------------------------
$6,087,185               Elgin National Industries, Inc.,
                         13.00% Senior Subordinated
                         Notes due 9/01/01(5)                   09/24/93        5,936,000          5,936,000

7,119.71 sh.             ENI Holding Corp.,
                         10.00% Preferred Stock
                         due 12/31/01                           09/24/93          711,971            802,154

489.27 sh.               ENI Holding Corp.,
                         Class B Common Stock*                  09/24/93           48,927             48,927

510.83 sh.               ENI Holding Corp.,
                         Warrants to Purchase Class B
                         Common Stock*                          09/24/93           51,078             51,078
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                6,747,976          6,838,159              24.7
- -------------------------------------------------------------------------------------------------------------------------------


  The accompanying notes to financial statements are an integral part of this schedule.
                        -------------------------------
                                     SEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------
                      SCHEDULE OF INVESTMENTS (CONTINUED)

DECEMBER 31, 1994
- -------------------------------------------------------------------------------------------------------------------------------

PRINCIPAL
 AMOUNT/                                                      INVESTMENT         AMORTIZED                          % OF TOTAL
  SHARES                      INVESTMENT                         DATE               COST            VALUE          INVESTMENTS
- -------------------------------------------------------------------------------------------------------------------------------
$1,083,000                Protection One Alarm
                          Monitoring, Inc., 12.00%
                          Senior Subordinated Notes
                          due 11/01/03                          11/03/93          994,690            994,690

18,194.4 sh.              Protection One, Inc., Warrants
                          to Purchase Common Stock(6)*          11/03/93           97,340             80,715
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                1,092,030          1,075,405               4.0
- -------------------------------------------------------------------------------------------------------------------------------
$2,604,000                LMCOperating Corp.,
                          13.00% Senior Secured
                          Subordinated Term Notes
                          due 5/31/99(7)                        06/10/94        2,450,541          2,450,541

17.447 sh.                LMCOperating Corp.,
                          Warrants to Purchase
                          Common Stock*                         06/10/94          117,180            117,180

17.36 sh.                 LMCCredit Corp.,
                          Warrants to Purchase
                          Common Stock*                         06/10/94                1                  1
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                2,567,722          2,567,722               9.2
- -------------------------------------------------------------------------------------------------------------------------------
42,404 sh.                MTIHoldings II, Inc.,                 07/06/94 &
                          Common Stock*                         12/28/94          287,930             38,164
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                  287,930             38,164               0.1
- -------------------------------------------------------------------------------------------------------------------------------
$2,733,000                Canadian s Corp.,
                          13.50% Subordinated                   09/09/94 &
                          Notes due 9/01/02(8)                  12/29/94        2,617,286          2,617,286

$334,000                  Canadian s Holdings, Inc.,
                          12.00% Exchangeable
                          Redeemable Debentures                 09/09/94 &
                          due 8/31/04(9)                        12/29/84          318,722            318,722

266,201 sh.               Canadian s Corp.,
                          Warrants to Purchase                  09/09/94 &
                          Common Stock*                         12/29/94           39,043             39,043
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                2,975,051          2,975,051              10.7
- -------------------------------------------------------------------------------------------------------------------------------
  Total Investments in Managed Companies (80.6% of net assets)                 18,948,391         22,853,071              82.4
- -------------------------------------------------------------------------------------------------------------------------------

TEMPORARY INVESTMENTS:

$2,207,000                Ford Motor Credit Corporation,
                          5.872% Notes due 01/31/95             12/28/94        2,196,406          2,196,406
$2,693,000                Spiegel Funding Corporation,
                          6.005% Notes due 1/31/95              12/28/94        2,679,782          2,679,782
- -------------------------------------------------------------------------------------------------------------------------------
    Total  Temporary Investments (17.2% of net assets)                          4,876,188          4,876,188              17.6
- -------------------------------------------------------------------------------------------------------------------------------
    Total Investments (97.8% of net assets)                                   $23,824,579        $27,729,259             100.0%
- -------------------------------------------------------------------------------------------------------------------------------

  The accompanying notes to financial statements are an integral part of this schedule.
                        -------------------------------
                                     EIGHT

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                      SCHEDULE OF INVESTMENTS (CONTINUED)

DECEMBER 31, 1994
- -------------------------------------------------------------------------------

(1) The Carr-Gottstein Foods Company common stock trades on the New York Stock Exchange. The Fund and Fiduciary Capital Pension Partners, L.P. ("FCPP") combined own a material percentage of the outstanding shares. To reflect the resultant lack of liquidity, the Fund valued the shares at a 5% discount to the public market price.
(2) The KEMET Corporation common stock trades on the NASDAQ National Market System. The Fund and FCPP combined own a material percentage of the outstanding shares. To reflect the resultant lack of liquidity, the Fund valued the shares at a 5% discount to the public market price.
(3) Pursuant to the terms of the Fund's agreement with Huntington Holdings, Inc., under certain circumstances the number of shares issuable upon exercise of the warrants held by the Fund will increase periodically. The first such increase occurred on February 1, 1993 when the Fund received the right to an additional 35.9 shares.
(4) The notes will amortize in eight equal quarterly installments of $445,125 commencing on 6/30/99. The current payment of 7.0% of the interest may be deferred at the borrower's option. During any period in which the payment of interest is deferred, the interest rate on the notes increases from 20.00% to 21.00%.
(5) The notes will amortize in eight equal quarterly installments of $760,898 commencing on 11/30/99.
(6) The Protection One, Inc. common stock trades on the NASDAQ National Market System. If the warrants were converted to common stock, the Fund would be subject to certain restrictions on its ability to dispose of its shares. As a result of these trading restrictions, the Fund has valued the warrants at a 9% discount to the public market price.
(7) The notes will amortize as follows: $32,623 on 9/01/97, $33,683 on 12/01/97, $34,777 on 3/01/98, $35,908 on 6/01/98, $37,075 on 9/01/98,
         $38,280 on 12/01/98, $39,524 on 3/01/99 and $2,352,130 on 5/31/99.
(8) The notes will amortize in twelve equal quarterly installments of $227,750 commencing on 12/01/99. The notes also bear contingent additional interest to be computed under a specified formula.
(9) The debentures are convertible into 136,885 shares of Canadian's Corp. common stock. The debentures also bear contingent additional interest to be computed under a specified formula.
*        Non-income producing security.

  The accompanying notes to financial statements are an integral part of this schedule.
                        -------------------------------
                                      NINE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                                 BALANCE SHEETS

DECEMBER 31, 1994 AND 1993
- ----------------------------------------------------------------------------------------------------------------------
                                                                                      1994                     1993
- ----------------------------------------------------------------------------------------------------------------------
ASSETS:

  Investments (Notes 2, 10, and 11)

    Portfolio investments, at value:

      Managed companies (amortized cost -
         $18,948,391 and $28,152,612, respectively)                                $22,853,071           $27,565,532

      Non-managed companies (amortized cost
         - $600,443)                                                                        --               735,970

    Temporary investments, at amortized cost                                         4,876,188             2,163,458
- ----------------------------------------------------------------------------------------------------------------------
    Total investments                                                               27,729,259            30,464,960

  Cash and cash equivalents (Note 2)                                                   171,999               317,279

  Accrued interest receivable                                                          627,846               375,047

  Other assets, including receivables from sale of investments                         659,011                30,808
- ----------------------------------------------------------------------------------------------------------------------
    Total assets                                                                   $29,188,115           $31,188,094
======================================================================================================================
LIABILITIES:

  Due to affiliates (Notes 6, 7, 8 and 9)                                          $    52,354           $    50,496

  Accounts payable and accrued liabilities                                              34,688                31,425

  Prepaid interest income                                                               60,146                    --

  Distributions payable to partners (Note 3)                                           694,068               766,873
- ----------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                  841,256               848,794
- ----------------------------------------------------------------------------------------------------------------------
NET ASSETS (NOTES 3 AND 4):

  Managing General Partner                                                              19,965                10,402

  Limited Partners (equivalent to $18.55
    and $17.98, respectively, per limited
    partnership unit based on 1,526,949
    and 1,687,121 units outstanding) (Note 5)                                       28,326,894            30,328,898
- ----------------------------------------------------------------------------------------------------------------------
      Net assets                                                                    28,346,859            30,339,300
- ----------------------------------------------------------------------------------------------------------------------
         Total liabilities and net assets                                          $29,188,115           $31,188,094
======================================================================================================================



 The accompanying notes to financial statements are an integral part of these financial statements.
                        -------------------------------
                                      TEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                            STATEMENTS OF OPERATIONS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ----------------------------------------------------------------------------------------------------------------------
                                                                1994                  1993                  1992
- ----------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME:

  Income:

    Interest                                                  $2,748,575             $3,132,724           $4,258,784

    Other income                                                  53,171                     --              136,962
- ----------------------------------------------------------------------------------------------------------------------
      Total investment income                                  2,801,746              3,132,724            4,395,746
- ----------------------------------------------------------------------------------------------------------------------
  Expenses:

    Investment advisory fees (Note 6)                            274,085                316,113              316,476

    Fund administration fees (Note 7)                            143,370                143,370              143,370

    Independent General Partner fees
      and expenses (Note 8)                                       57,620                 55,687               39,719

    Administrative expenses (Note 7)                              80,269                 81,695               79,666

    Professional fees                                             51,252                 59,701               61,076

    Amortization                                                  11,160                 11,160               11,160

    Other expenses                                                57,101                 64,982               41,711
- ----------------------------------------------------------------------------------------------------------------------
      Total expenses                                             674,857                732,708              693,178
- ----------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                          2,126,889              2,400,016            3,702,568
- ----------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS:

    Net realized (loss) gain on investments (Note 10)         (2,532,109)             1,089,907               54,785

    Net increase (decrease) in unrealized
      appreciation of investments (Note 11)                    4,356,233               (910,109)             458,556
- ----------------------------------------------------------------------------------------------------------------------
         Net gain on investments                               1,824,124                179,798              513,341
- ----------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                                             $3,951,013             $2,579,814           $4,215,909
======================================================================================================================

         The accompanying notes to financial statements are an integral part of these  financial statements.
                        -------------------------------
                                     ELEVEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                            STATEMENTS OF CASH FLOWS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ----------------------------------------------------------------------------------------------------------------------
                                                                     1994                  1993               1992
- ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net increase in net assets resulting
    from operations                                              $ 3,951,013           $ 2,579,814      $ 4,215,909

  Adjustments to reconcile net increase
    in net assets resulting from operations
    to net cash provided by operating activities:

      Accreted discount on portfolio investments                     (57,498)              (34,431)         (29,012)

      Amortization                                                    11,160                11,160           11,160

      Change in assets and liabilities:
         Accrued interest receivable                                (252,799)             (106,925)         122,384
         Other assets                                                  4,749                (3,014)          (6,275)
         Due to affiliates                                               712               (16,859)          15,213
         Accounts payable and accrued liabilities                      3,263                 4,500           14,442
         Prepaid interest income                                      60,146                    --               --

      Net realized loss (gain) on investments                      2,532,109            (1,089,907)         (54,785)

      Net (increase) decrease in unrealized
         appreciation of investments                              (4,356,233)              910,109         (458,556)
- ----------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                    1,896,622             2,254,447        3,830,480
- ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of portfolio investments                               (5,524,231)          (13,953,009)     (11,527,408)

  Proceeds from dispositions of portfolio investments             12,210,282            12,855,622        5,533,252

  (Purchase) sale of temporary investments, net                   (2,712,730)            4,265,332        5,035,194
- ----------------------------------------------------------------------------------------------------------------------
    Net cash provided by (used in) investing activities            3,973,321             3,167,945         (958,962)
- ----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Cash distributions paid to partners                             (3,067,492)           (3,282,000)      (3,281,998)

  Repurchase of limited partnership units                         (2,948,767)           (2,164,915)              --

  Deferred repurchase plan costs                                       1,036                (1,036)              --
- ----------------------------------------------------------------------------------------------------------------------
    Net cash used in financing activities                         (6,015,223)           (5,447,951)      (3,281,998)
- ----------------------------------------------------------------------------------------------------------------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                           (145,280)              (25,559)        (410,480)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       317,279               342,838          753,318
- ----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   171,999           $   317,279     $    342,838
======================================================================================================================
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Investments exchanged for other investments                    $   287,930           $        --     $         --
======================================================================================================================

 The accompanying notes to financial statements are an integral part of these financial statements.
                        -------------------------------
                                     TWELVE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- -------------------------------------------------------------------------------
                      STATEMENTS OF CHANGES IN NET ASSETS

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ----------------------------------------------------------------------------------------------------------------------
                                                                    1994                  1993           1992
- ----------------------------------------------------------------------------------------------------------------------
Increase in net assets resulting from operations:

  Net investment income                                          $ 2,126,889           $ 2,400,016     $ 3,702,568

  Net realized (loss) gain on investments                         (2,532,109)            1,089,907          54,785

  Net increase (decrease) in unrealized
    appreciation of investments                                    4,356,233              (910,109)        458,556
- ----------------------------------------------------------------------------------------------------------------------
      Net increase in net assets resulting from operations         3,951,013             2,579,814       4,215,909

Repurchase of limited partnership units (Note 5)                  (2,948,767)           (2,164,915)             --

Distributions to partners from -

  Net investment income                                           (2,126,889)           (3,175,434)     (3,281,796)

  Net realized gain on investments                                  (867,798)              (52,939)             --
- ----------------------------------------------------------------------------------------------------------------------
    Total (decrease) increase in net assets                       (1,992,441)           (2,813,474)        934,113

Net assets:

  Beginning of year                                               30,339,300            33,152,774      32,218,661
- ----------------------------------------------------------------------------------------------------------------------
  End of year (including undistributed net investment
    income of $0, $0 and $775,418, respectively)                 $28,346,859           $30,339,300     $33,152,774
======================================================================================================================

 The accompanying notes to financial statements are an integral part of these financial statements.
                        -------------------------------
                                    THIRTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                      SELECTED PER UNIT DATA AND RATIOS(1)

FOR EACH OF THE YEARS ENDED DECEMBER 31, 1994, 1993, 1992 AND 1991 AND FOR THE PERIOD FROM AUGUST 14, 1990 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 1990

- -------------------------------------------------------------------------------------------------------------------------------
                                                   1994           1993             1992             1991            1990
- -------------------------------------------------------------------------------------------------------------------------------
PER UNIT DATA:

  Investment income                                $ 1.66(2)      $ 1.73 (2)       $ 2.41           $ 2.10          $   .62 (2)

  Expenses                                           (.40)(2)       (.40)(2)         (.38)            (.36)            (.17)(2)
- -------------------------------------------------------------------------------------------------------------------------------
    Net investment income                            1.26(2)        1.33 (2)         2.03             1.74              .45 (2)

  Net proceeds from sale of limited
    partnership units                                  --             --               --               --            17.65

  Net realized (loss) gain on investments           (1.50)(2)        .60 (2)          .03               --               --

  Net increase (decrease) in unrealized
    appreciation of investments                      2.58(2)        (.50)(2)          .26               --               --

  Distributions declared to partners                (1.77)         (1.81)           (1.80)           (1.58)            (.42)
- -------------------------------------------------------------------------------------------------------------------------------
    Net increase (decrease) in net asset value        .57           (.38)             .52              .16            17.68

      Net asset value:

         Beginning of period                        17.98          18.36            17.84            17.68
- -------------------------------------------------------------------------------------------------------------------------------
         End of period                             $18.55         $17.98           $18.36           $17.84           $17.68
===============================================================================================================================
RATIOS:

  Ratio of expenses to average net assets            2.24%          2.24%            2.13%            2.03%            0.97%

  Ratio of net investment income to
    average net assets                               7.06%          7.34%           11.36%            9.74%            2.63%

Number of limited partnership units
  at end of period(1)                           1,526,949      1,687,121        1,805,100        1,805,100        1,805,100

(1) Effective October 1, 1993, each $1,000 limited partnership unit was redenominated into fifty $20 limited partnership units. All amounts shown for prior periods have been restated to give effect to this redenomination.
(2) Calculated using the weighted average number of limited partnership units outstanding during the years ended December 31, 1994 and 1993 of 1,669,129 and 1,791,201, respectively, and during the period from August 14, 1990 (commencement of operations) through December 31, 1990 of 1,576,800.

 The accompanying notes to financial statements are an integral part of these selected per unit data and ratios.

                        --------------------------------
                                    FOURTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1994 AND 1993

1.  ORGANIZATION AND PURPOSE

    Fiduciary Capital Partners, L.P. (the "Fund"), a Delaware limited partnership, was formed on October 20, 1988 to operate as a business development company under the Investment Company Act of 1940. The Fund's operations commenced on August 14, 1990.

    FCM Fiduciary Capital Management Company ("FCM"), the Managing General Partner of, and the investment adviser to, the Fund, is responsible, subject to the supervision of the Independent General Partners, for overseeing and monitoring the Fund's investments.

    The investment objective of the Fund is to provide current income and capital appreciation by investing primarily in subordinated debt and related equity securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations. These investments usually involve established middle-market companies and are referred to herein as "portfolio investments". Managed companies are those to which significant managerial assistance is offered.

    As set forth in the Partnership Agreement, the Fund's investment period will end on December 31, 1995. Thereafter, the Fund will not be permitted to acquire investments in new portfolio companies, but can make additional investments in existing portfolio companies.

    A separate fund, Fiduciary Capital Pension Partners, L.P. ("FCPP"), was also formed on October 20, 1988 for tax-exempt investors with investment objectives, policies and restrictions similar to those of the Fund. While the Fund and FCPP have co-invested in each of the portfolio investments, each fund is accounted for separately. Each Fund's participation in the portfolio investments is in proportion to the amount of capital that each fund had available for investment at the time each investment was acquired. Certain expenses are allocated between the funds based on the amount of each Fund's total capital. The accompanying financial statements include only the activities of the Fund.

2.  SIGNIFICANT ACCOUNTING POLICIES

    Accounting Method The Fund maintains its accounting records, prepares financial statements and files its tax returns using the accrual method of accounting.

    Valuation of Investments FCM values the Fund's investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date. The Fund discounts these closing market prices between 5% and 20% to reflect lack of liquidity, if the Fund's securities are subject to legal or contractual trading restrictions, or to reflect the potential market impact which could result from the sale of the securities, if the Fund and FCPP combined own a material percentage of the outstanding securities. The amount of the discount varies based upon the type of restriction, the time remaining on the restriction and the size of the holding.

    Fair value for securities that are not fully traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures which have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). Debt securities with attached warrants for the purchase of common stock are initially recorded at a discount from face value equal to the estimated relative value of the warrants at date of investment. The discount is amortized to income as an adjustment to yield from the debt securities. Face value less unamortized discount represents the "amortized cost" of the debt securities.

    The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based
upon liquidation value.  Appraisal valuations are necessarily subjective.   The
Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method is used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

    Temporary investments with maturities of less than 60 days are stated at amortized cost, which approximates market value. Under this method, temporary investments are valued at cost when purchased and thereafter a constant proportionate amortization of any discount or premium is recorded until maturity of the investment.

                        --------------------------------
                                    FIFTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

    Cash and Cash Equivalents The Fund considers investments in money market funds to be cash equivalents.

    Interest Receivable on Notes Notes are placed on non-accrual status in the event of a default (after any applicable grace period expires) or if FCM determines that there is no reasonable expectation of collecting the interest.

    Deferred Organization Expenses Organization expenses, which are included in other assets, are being amortized on a straight- line basis over a period of five years.

    Income Taxes No provision for income taxes has been made in the financial statements because taxes on Fund income are the responsibility of the individual partners rather than the Fund.

    Investment Transactions The Fund records portfolio investment transactions on the date on which it obtains an enforceable right to demand the securities or payment thereof and records temporary investment transactions on the trade date. Realized gains and losses on investments are determined on the basis of specific identification for both accounting and tax purposes.

3.  ALLOCATIONS OF PROFITS, LOSSES AND CASH DISTRIBUTIONS

    Pursuant to the Partnership Agreement, all income derived from temporary investments will be distributed and allocated 99% to the Limited Partners and 1% to FCM. Net investment income will, in general, be distributed and allocated:
(i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative non-compounded preferred return of 9% per annum on their capital contributions to the Fund, then (ii) 70% to the Limited Partners and 30% to FCM until FCM has received 10% of all current and prior distributions and allocations, and thereafter, (iii) 90% to the Limited Partners and 10% to FCM.

    Proceeds from capital transactions will, in general, be distributed and allocated: (i) 99% to the Limited Partners and 1% to FCM until the Limited Partners have received a cumulative, non-compounded preferred return of 9% per annum on their capital contribution to the Fund from net investment income, capital transactions, or both, then (ii) 100% to the Limited Partners until they have received a return of their capital contributions to the Fund, and thereafter, (iii) 80% to the Limited Partners and 20% to FCM.

    All cash distributions and earnings since the inception of the Fund have been allocated 99% to the Limited Partners and 1% to FCM.

4.  CAPITAL CONTRIBUTIONS

    Upon formation of the Fund, FCM contributed $4,000 for its general partner interest in the Fund. Units of limited partnership interest ("Units") were then sold in a public offering. The Fund held three closings between August 14, 1990 and October 18, 1990, receiving gross offering proceeds of $36,102,000. Commissions and other offering costs were charged against proceeds resulting in net capital contributions from Limited Partners of $31,860,015.

5.  PERIODIC UNIT REPURCHASE PLAN

    The Fund's Limited Partners adopted a periodic unit repurchase plan at a special meeting of the Limited Partners on October 1, 1993. Pursuant to the terms of the repurchase policy, the Fund will annually offer to repurchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to repurchase up to an additional 2% of the outstanding Units. Pursuant to the initial repurchase offer, 117,979 Units (6.54% of the outstanding Units) were redeemed during November 1993 at a net asset value per Unit of $18.35 ($17.98, net of the 2% fee). An additional 160,172 Units (9.49% of the outstanding Units) were redeemed during November 1994 at a net asset value per Unit of $18.41 ($18.04, net of the 2% fee).

6.  INVESTMENT ADVISORY FEES

    As compensation for its services as investment adviser, FCM receives a subordinated monthly fee at the annual rate of 1% of the Fund's available capital, as defined in the Partnership Agreement. Investment advisory fees of $274,085, $316,113 and $316,476 were incurred by the Fund for 1994, 1993 and
1992, respectively.

7.  FUND ADMINISTRATION FEES

    As compensation for its services as fund administrator, FCM receives a monthly fee at the annual rate of .45% of net proceeds available for investment, as defined in the Partnership Agreement. Fund administration fees of $143,370 were incurred each year by the Fund during 1994, 1993 and 1992. FCM is also reimbursed, subject to various limitations, for administrative expenses incurred in providing accounting and investor services to the

                        --------------------------------
                                    SIXTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Fund. The Fund reimbursed FCM for administrative expenses of $80,269, $81,695 and $79,666 for 1994, 1993 and 1992, respectively.

8.  INDEPENDENT GENERAL PARTNER FEES AND EXPENSES

    As compensation for services rendered to the Fund, each of the Independent General Partners receives from the Fund and FCPP an annual fee of $30,000, payable monthly in arrears, together with all out-of-pocket expenses. Each fund s allocation of these fees and expenses is based on the relative number of outstanding Units. Fees and expenses of $57,620, $55,687 and $39,719 were incurred by the Fund for 1994, 1993 and 1992, respectively.

9.  OTHER RELATED PARTY TRANSACTIONS

    FCM and its affiliates are entitled to reimbursement of certain direct expenses paid on behalf of the Fund. Such reimbursable expenses amounted to $175,297, $242,719 and $125,118 during 1994, 1993 and 1992, respectively.

10. PORTFOLIO INVESTMENTS

    The Fund's portfolio investments consist primarily of high-yield private placement securities issued as the mezzanine financing of privately structured, friendly leveraged buyouts, leveraged acquisitions and leveraged recapitalizations, and are generally linked with an equity participation. The risk of loss upon default by an issuer is greater than with investment grade securities because high-yield securities are generally unsecured and are usually subordinated to other creditors of the issuer. Also, these issuers usually have higher levels of indebtedness and are more sensitive to adverse economic conditions than investment grade issuers. Most of these securities are subject to resale restrictions and generally there is no quoted market for such securities.

    Although the Fund cannot eliminate the risks associated with its investments in these high-yield securities, it has established risk management procedures. The Fund'subjects each prospective investment to rigorous analysis, and makes only those investments that are recommended by FCM and that meet the Fund's investment guidelines or that have otherwise been approved by the Independent General Partners. The Fund also has procedures in place to continually monitor its portfolio companies.

    As of December 31, 1994, the Fund held portfolio investments in eleven Managed Companies, with an aggregate cost of approximately $18.9 million. During the year ended December 31, 1994, the Fund exercised the KEMET Corporation warrants it held and acquired new portfolio investments in LMC Operating Corp. and Canadian's Corp. at a total cost of approximately $5.5 million.

    The Fund's subordinated debt investments in Huntington Holdings, Inc. and Amity Leather Products Co. were prepaid during 1994. In addition, the Fund'sold a portion of its KEMET Corporation common stock during 1994. The Fund received approximately $12.9 million in proceeds, including applicable prepayment premiums, resulting in aggregate realized gains of $1,455,547.

    During 1994, Mobile Technology, Inc. ("MTI") consummated a financial restructuring. Pursuant to the terms of the restructuring, the Fund and MTI's other subordinated lenders exchanged their subordinated notes for common stock in a new holding company, MTI Holdings II, Inc., which now owns 100% of MTI. The Fund also received a minimal number of additional shares of common stock in MTI Holdings II, Inc. in connection with the liquidation of the original holding company. As a result of the restructuring, the Fund recognized a realized loss of $3,987,656, which was equal to the difference between the estimated values of the new common stock on the dates it was received, and the combined amortized cost of the subordinated notes that were exchanged and the cost of the equity securities that were held by the Fund in the original holding company.

    The Fund has pledged the common stock and warrants it owns in Amity Leather Products Co. ("Amity") as collateral for Amity's corporate debt. None of the Fund's other portfolio investments have been pledged or otherwise encumbered.

11.  UNREALIZED APPRECIATION AND DEPRECIATION OF INVESTMENTS

    As of December 31, 1993, the Fund had recorded net unrealized depreciation of investments of $451,553. During 1994, the Fund recorded $2,085,989 of unrealized appreciation and $1,274,817 of unrealized depreciation of investments. In addition, the Fund disposed of investments during 1994 with respect to which the Fund had recorded $3,545,061 of net unrealized depreciation during prior years. Therefore, at December 31, 1994, the Fund had net unrealized appreciation of investments of $3,904,680.

                        --------------------------------
                                   SEVENTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

12.  RECONCILIATION TO INCOME TAX METHOD OF ACCOUNTING

     The following is a reconciliation of the net increase in net assets resulting from operations in the accompanying financial statements to the taxable income reported for federal income tax purposes:

                                       1994             1993             1992
- ----------------------------------------------------------------------------------
Net increase in net assets
 resulting from operations
 per financial statements             $3,951,013       $2,579,814       $4,215,909
Increase (decrease)
  resulting from:
 Losses on investments
   not yet recognized for
   income tax purposes                 3,547,375               --               --
   Unrealized (appreciation)
   depreciation of
   investments                        (4,356,233)         910,109         (458,556)
 Interest income                         (43,604)              --               --
 Amortization of
   organization and
   start-up costs                        (29,452)         (29,452)         (29,453)
   Fee income, net of
     amortization                        (29,167)         187,759               --
   Other                                 (51,753)           7,100           16,000
- ----------------------------------------------------------------------------------
Taxable income per
 federal income tax
 return                               $2,988,179       $3,655,330       $3,743,900
==================================================================================

     The following is a reconciliation of the amount of the Fund's net assets as shown in the accompanying financial statements and the tax bases of the Fund's net assets:


                                       1994             1993             1992
- -----------------------------------------------------------------------------------
Net assets per
  financial statements               $28,346,859      $30,339,300       $33,152,774
 Syndication, organization
   and start-up costs, net             3,371,072        3,805,823         4,088,482
 Losses on investments
   not yet recognized for
   income tax purposes                 3,547,375               --                --
 Distributions payable                   694,068               --                --
 Fee income, net of
   amortization                          158,592          187,759                --
   Prepaid interest income                60,146               --                --
   Accrued expenses                       24,518           23,100            16,000
   Unrealized (appreciation)
   depreciation of
   investments                        (3,904,680)         451,553          (458,556)
 Accrued interest income                (103,750)              --                --
- -----------------------------------------------------------------------------------
Tax bases of net assets              $32,194,200      $34,807,535       $36,798,700
===================================================================================

                        --------------------------------
                                    EIGHTEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Fiduciary Capital Partners, L.P.:


    We have audited the accompanying balance sheets of Fiduciary Capital Partners, L.P. (a Delaware limited partnership) as of December 31, 1994 and 1993, including the schedule of investments as of December 31, 1994, and the related statements of operations, cash flows and changes in net assets for each of the three years in the period ended December 31, 1994 and the selected per unit data and ratios for the four years then ended and for the period from August 14, 1990 (commencement of operations) through December 31, 1990. These financial statements and per unit data and ratios are the responsibility of the partnership's managing general partner. Our responsibility is to express an opinion on these financial statements and per unit data and ratios based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per unit data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1994 and 1993, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and selected per unit data and ratios referred to above present fairly, in all material respects, the financial position of Fiduciary Capital Partners, L.P. as of December 31, 1994 and 1993, and the results of its operations, its cash flows and the changes in its net assets for each of the three years then ended and the selected per unit data and ratios for the four years then ended and for the period from August 14, 1990 (commencement of operations) through December 31, 1990, in conformity with generally accepted accounting principles.

    As discussed in Note 2, the financial statements include investment securities valued at $19,079,860 at December 31, 1994 (67.3% of net assets) and $24,113,869 at December 31, 1993 (79.5% of net assets) whose values have been estimated by the managing general partner in the absence of readily ascertainable market values. We have reviewed the procedures used by the managing general partner in arriving at its estimate of value of such securities and have inspected the underlying documentation, and in the circumstances we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, the managing general partner's estimate of values may differ significantly from the values that would have been used had a ready market existed for the securities and the differences could be material.



ARTHUR ANDERSEN LLP



Denver, Colorado
February 3, 1995.

                        --------------------------------
                                    NINETEEN

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

   During 1990, the Fund completed a public offering of its Units. Net offering proceeds available to the Fund, after deducting commissions and other offering costs, totaled $31,860,015.

   The Fund has authority to borrow funds for operational purposes. To date, however, the Fund has not borrowed any funds and it has no established credit arrangements.

   The Fund's Limited Partners adopted a periodic unit repurchase plan at a special meeting of the Limited Partners on October 31, 1993. Pursuant to the terms of the repurchase policy, the Fund will annually offer to purchase from its Limited Partners, up to 7.5% of its outstanding Units for an amount equal to the current net asset value per Unit, net of a fee (not to exceed 2%) to be retained by the Fund to offset expenses incurred in connection with the repurchase offer. If the number of tendered Units in any year exceeds 7.5% of the outstanding Units, the Fund's General Partners may vote to purchase up to an additional 2% of the outstanding Units. Pursuant to the initial repurchase offer, 117,979 Units (6.54% of the outstanding Units) were redeemed during November 1993 at a net asset value per Unit of $18.35 ($17.98, net of the 2% fee). An additional 160,172 Units (9.49% of the outstanding Units) were redeemed during November 1994 at a net asset value per Unit of $18.41 ($18.04, net of the 2% fee).

   As of December 31, 1994, the Fund held portfolio investments in eleven Managed Companies, with an aggregate cost of approximately $18.9 million. These portfolio investments, which were made from net offering proceeds and the reinvestment of proceeds from the sale of other portfolio investments, represent approximately 80.6% of the Fund's net assets. When acquired, these portfolio investments generally consisted of high-yield subordinated debt, linked with an equity participation or a comparable participation feature in middle market companies. These securities were typically issued in private placement transactions and were subject to certain restrictions on transfer or sale, thereby limiting their liquidity. A number of the portfolio companies have prepaid their subordinated debt that the Fund held. In addition, three of the portfolio companies have successfully completed IPOs of their stock. The Fund continues to hold all of the equity components of its original investments, except for a portion of its KEMET stock.

   As of December 31, 1994, the Fund's remaining assets were invested in short-term commercial paper. These funds are available for investment, for distribution to the partners or to fund the annual repurchase offer.

   During the year ended December 31, 1994, the Fund exercised the KEMET warrants it held and acquired new portfolio investments in LMC and Canadian's at a total cost of $5,525,377.

   The Fund's subordinated debt investments in Huntington and Amity were prepaid
during 1994.   In addition, the Fund'sold a portion of its KEMET common stock during 1994. In the aggregate, the Fund received $12,855,430 in proceeds, including applicable prepayment premiums, from these transactions.

   The Fund'stopped accruing interest on the MTI notes that it previously held, effective October 1, 1992. During the fall of 1992, MTI notified its lenders that it would probably be unable to meet its debt amortization and interest obligations during 1993. In January 1993, MTI confirmed its inability to pay and commenced restructuring negotiations with its various lenders outside of bankruptcy proceedings. These restructuring negotiations were successfully completed and the restructuring was consummated on July 6, 1994. Pursuant to the terms of the restructuring, the Fund and MTI's other subordinated lenders exchanged their subordinated notes for common stock in a new holding company, MTI II, which now owns 100% of MTI. The Fund also received a minimal number of additional shares of MTI II common stock on December 28, 1994 in connection with the liquidation of the original holding company.

   Accrued interest receivable increased $252,799 from $375,047 at December 31, 1993 to $627,846 at December 31, 1994. This increase resulted primarily from a $288,837 increase in the deferred portion of the interest receivable from KB Alloys with respect to the Fund's investment in $3,561,003 of KB Alloys 20.00% Senior Subordinated Term Notes due June 30, 2001. KB Alloys is required to pay 13.00% interest currently, while the remaining 7.00% of the interest may be deferred at KB Alloys option. During any period in which the payment of interest is deferred, the interest rate on the notes increases from 20.00% to 21.00%. To date, KB Alloys has elected to defer payment of the interest. At December 31, 1994, the cumulative amount of deferred interest totaled $462,634. The Fund's agreement with KB Alloys requires KB Alloys to pay all accumulated deferred interest in excess of $547,847 no later than August 28, 1998, and the amount of deferred interest cannot exceed $547,847 at any time thereafter. This increase was partially offset by a decrease in the amount of accrued interest receivable with respect to the Fund's other portfolio investments.

   Other assets increased $628,203, from $30,808 at December 31, 1993 to $659,011 at December 31, 1994. This increase resulted primarily from a $645,148 receivable from the sale of

                        --------------------------------
                                     TWENTY

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

KEMET common stock during December 1994. This amount was received by the Fund during January 1995. This increase was partially offset by a decrease in prepaid expenses and the amortization of deferred organization expenses.

   The Fund had prepaid interest income of $60,146 at December 31, 1994. This prepaid interest was related to the Canadian's 13.50% Subordinated Notes that were acquired during 1994 and which require interest to be paid quarterly, in advance, to the Fund.

   Distributions payable to partners decreased $72,805, from $766,873 at December 31, 1993 to $694,068 at December 31, 1994. This 9.49% decrease resulted from a corresponding percentage decrease in the number of outstanding Units as a result of the repurchase of Units by the Fund during November 1994.

   The Fund expects to reinvest all available funds, including the principal amount of any future prepayments received, in additional portfolio investments. The Partnership Agreement provides that the Fund's investment period will end on December 31, 1995. Thereafter, the Fund will not be permitted to acquire investments in new portfolio companies, but can make additional investments in existing portfolio companies.

   For 1994, the Fund declared cash distributions to its partners in the aggregate amount of $2,994,687. The distributions were paid in four equal (on a per-Unit basis) quarterly payments during the months of May, August and November 1994 and February 1995. Each of the distributions was equal to an annualized rate equal to 9% of contributed capital ($.45 per Unit). Total cash distributions for 1994 were paid out of current net investment income (71.0%) and gains from capital transactions (29.0%).

   The Fund expects 1995 distributions, beginning with the distribution payable during May 1995, to be made at a 6.0% distribution rate ($.30 per Unit per quarter). In the past, the Fund has realized gains from its investments that have provided additional sources of earnings for distributions. Although there can be no assurances, the Fund may realize similar gains in 1995 that could in turn result in a higher distribution rate.

RESULTS OF OPERATIONS

                         INVESTMENT INCOME AND EXPENSES

   The Fund's investment income consists primarily of interest income earned from the various debt investments which have been acquired by the Fund. Major expenses include the investment advisory fee, fund administration fee, professional fees and administrative expenses.

                             1994 Compared to 1993

   The Fund's net investment income was $2,126,889 for the year ended December 31, 1994 on total investment income of $2,801,746 as compared to net investment income of $2,400,016 on total investment income of $3,132,724 for the prior year. Net investment income per limited partnership unit decreased from $1.33 to $1.26, and the ratio of net investment income to average net assets decreased from 7.34% to 7.06% for the year ended December 31, 1994, in comparison to the prior year.

   Net investment income for the year ended December 31, 1994 decreased primarily as a result of a decrease in investment income.

   Investment income decreased $330,978, or 10.6%, for the year ended December 31, 1994 in comparison to the prior year. This decrease resulted primarily from a decrease of approximately 7.9% in the Fund's average net assets. The decrease in average net assets was primarily a result of the repurchase of Units by the Fund during both November 1993 and 1994. In addition, there was an increase from 1993 to 1994 in the relative portion of the Fund's total net assets that were invested in lower-yielding temporary investments and non-income producing equity investments and a decrease in the portion invested in higher-yielding subordinated debt investments. The negative effect of these items was partially offset by higher interest rates obtained in recent months on the Fund's temporary investments.

   Total expenses decreased $57,851, or 7.9%, for the year ended December 31, 1994 in comparison to the prior year. This aggregate decrease was equal to the percentage decline in the Fund's average net assets from 1993 to 1994. The decrease resulted primarily from decreases in investment advisory fees, professional fees and other expenses. The investment advisory fees decreased as a result of the repurchase of Units during November 1993 and 1994 and the realization during July 1994 of the loss on the Fund's MTI investment (see above discussion). Both the repurchase of Units and the realization of the MTI loss decreased the amount of the Fund's available capital (as defined in the Partnership Agreement), which is the base with respect to which the investment advisory fees are calculated. The decrease in professional fees and other expenses resulted primarily from legal fees and other costs incurred during 1993 in connection with the preparation of the proxy and consent solicitation.

                        --------------------------------
                                   TWENTY-ONE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

                             1993 Compared to 1992

   The Fund's net investment income was $2,400,016 for the year ended December 31, 1993 on total investment income of $3,132,724 as compared to net investment income of $3,702,568 on total investment income of $4,395,746 for the prior year. Net investment income per limited partnership unit decreased from $2.03 to $1.33 and the ratio of net investment income to average net assets decreased from 11.36% to 7.34% for the year ended December 31, 1993 in comparison to the prior year.

   Investment income declined $1,263,022, or 28.7%, for the year ended December 31, 1993 in comparison to the prior year. This decline resulted primarily from the effect of placing the MTI investment on non-accrual status, effective October 1, 1992, and the prepayment of the Fund's subordinated debt investments in Midwest Dental Products Corporation, Neodata, KEMET Electronics and Carr-Gottstein during December 1992, May 1993, June 1993 and July 1993, respectively. A portion of the cash received from these prepayments was used to purchase new subordinated debt investments in KB Alloys, Elgin and Protection One, an additional debt investment in KEMET Electronics (which was subsequently prepaid) and non-income producing equity investments in KEMET and ENI Holding Corp. The cash received from the prepayments was invested in significantly lower-yielding temporary investments on an interim basis pending the acquisition of additional portfolio investments. Approximately $2.2 million of temporary investments were still held at December 31, 1993. As a result of these developments, the yield on this portion of the Fund's portfolio declined significantly from 1992 to 1993. These declines were partially offset by an increase from 1992 to 1993 in the interest income earned with respect to the Huntington and Amity investments. Since these investments were acquired during 1992, the Fund only received a partial year's interest for 1992.

   Expenses increased $39,530, or 5.7%, for the year ended December 31, 1993 in comparison to the prior year. This increase reflects increases in the Independent General Partner fees and expenses and other expenses. The increase in the Independent General Partner fees and expenses resulted primarily from the election of an additional Independent General Partner during the fourth quarter of 1992. The increase in other expenses resulted primarily from the costs incurred in connection with the proxy and consent solicitation during 1993 and an increase in costs associated with insurance and the preparation and distribution of periodic reports to the partners.

                    NET REALIZED GAIN (LOSS) ON INVESTMENTS

   The Fund realized gains of $1,089,907 and $54,785 during the years ended December 31, 1993 and 1992, respectively. During the year ended December 31, 1994, the Fund realized net losses of $2,532,109, which consisted of gains of $1,455,547 and losses of $3,987,656.

   The realized gain for 1992 consisted of a prepayment premium received from Midwest Dental Products Corporation. The realized gains for 1993 consisted of gains, including applicable prepayment premiums, resulting from the prepayment by Neodata, KEMET Electronics and Carr-Gottstein of subordinated notes which were held by the Fund.

   The realized gains and losses for 1994 resulted from the following transactions.

   On February 1, 1994, Huntington prepaid its $5,478,467 of 14.65% Senior Subordinated Term Notes which were carried by the Fund at an amortized cost of $5,394,243. The Fund received $5,848,232, including a prepayment premium, resulting in a realized gain of $453,989.

   On March 16, 1994, the Fund'sold 32,871 shares of KEMET common stock. The Fund received $542,371 of sales proceeds, resulting in a realized gain of $147,478.

   On July 6, 1994, MTI consummated a financial restructuring. Pursuant to the terms of the restructuring, the Fund and MTI's other subordinated lenders exchanged their subordinated notes for common stock in a new holding company, MTI II, which now owns 100% of MTI. As a result of the restructuring, the Fund recognized a realized loss of $3,987,961, which was equal to the difference between the $287,625 estimated value of the common stock received in the restructuring and the $4,275,586 amortized cost of the Fund's total MTI investment. On December 28, 1994, the Fund received a minimal number of additional shares of common stock in MTI II in connection with the liquidation of the original holding company. The $305 estimated value of these additional shares was recorded as a reduction of the previously recognized loss amount.

   On August 1, 1994, Amity prepaid its $5,478,467 of 10.50% Subordinated Notes that were held by the Fund, at par. The Fund realized a gain of $88,807 as a result of the prepayment, because the notes were carried by the Fund at an amortized cost of $5,389,660.

                        --------------------------------
                                   TWENTY-TWO

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

   On September 22, 1994, the Fund' sold 17,110 shares of KEMET common stock. The Fund received $341,212 of sales proceeds, resulting in a realized gain of $135,662.

   On December 30, 1994, the Fund exercised its KEMET warrants and sold 21,914 shares of the common stock. The Fund received $645,148 of sales proceeds, resulting in a realized gain of $629,611.

                   NET UNREALIZED APPRECIATION OF INVESTMENTS

   FCM values the Fund's portfolio investments on a weekly basis utilizing a variety of methods. For securities that are publicly traded and for which market quotations are available, valuations are set by the closing sales, or an average of the closing bid and ask prices, as of the valuation date.

   Fair value for securities that are not fully traded in any liquid public markets or that are privately held are determined pursuant to valuation policies and procedures that have been approved by the Independent General Partners and subject to their supervision. There is a range of values that are reasonable for such investments at any particular time. Each such investment is valued initially based upon its original cost to the Fund ("cost method"). The cost method is used until significant developments affecting the portfolio company provide a basis for use of an appraisal valuation. Appraisal valuations are based upon such factors as the portfolio company's earnings, cash flow and net worth, the market prices for similar securities of comparable companies and an assessment of the portfolio company's future financial prospects. In a case of unsuccessful operations, the appraisal may be based upon liquidation value. Appraisal valuations are necessarily subjective. The Fund also may use, when available, third-party transactions in a portfolio company's securities as the basis of valuation ("private market method"). The private market method will be used only with respect to completed transactions or firm offers made by sophisticated, independent investors.

   During the year ended December 31, 1992, the Fund recorded net unrealized appreciation of investments of $458,556.

   During the year ended December 31, 1993, the Fund recorded $548,663 of unrealized appreciation and $802,365 of unrealized depreciation of investments. In addition, the Fund disposed of investments during 1993 with respect to which the Fund had recorded $656,407 of unrealized appreciation during 1992. Therefore, at December 31, 1993, the Fund had net unrealized depreciation of investments of $451,553.

   The net increase in unrealized appreciation of investments during 1994 and the cumulative net unrealized appreciation of investments at December 31, 1994, consisted of the following components:

                                      Unrealized Appreciation
                                      (Depreciation) Recorded
                                   ------------------------------
                                                      As of
Portfolio Investment               During 1994   December 31, 1994
- ------------------------------------------------------------------
Unrealized net depreciation
  recorded during prior years
  with respect to investments
  disposed of during 1994         $3,545,061        $       --
Carr-Gottstein common stock          (658,701)         210,251
Neodata warrants                     (273,998)         213,696
Neodata preferred stock*              (75,727)        (226,440)
KEMET common stock**                1,221,294        2,521,857
Huntington warrants                        --           576,962
Amity warrants                        771,962          750,048
Amity common stock                      2,550           34,514
ENI preferred stock                    90,183           90,183
Protection One warrants               (16,625)         (16,625)
MTI IIcommon stock                   (249,766)        (249,766)
- --------------------------------------------------------------
                                   $4,356,233       $3,904,680
==============================================================

* Stock received in exchange for common stock in connection with recapitalization of company during 1994.

**   Stock received from exercise of warrants during 1994.

     Carr-Gottstein completed an IPO of its common stock on July 1, 1993. The stock, which trades on the New York Stock Exchange, closed at $6.50 on December 31, 1994. This price is down from the closing price of $10.375 on December 31, 1993. Based on the $6.50 closing trading price of the common stock, the Fund's 178,934 shares of common stock would have a market value of $1,163,071. However, the Fund valued the shares at a 5% discount to the public market price to reflect the potential market impact which could result from the sale of the material number of shares owned by the Funds.

     The Neodata preferred stock and warrants were written down during 1994 based on a comparative analysis of Neodata's recent operating results.

     KEMET completed an IPO of its common stock on October 21, 1992. The stock, which trades on the NASDAQ National Market System, closed at $29.375 (an average of the closing bid and ask

                        --------------------------------
                                  TWENTY-THREE

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

prices) on December 31, 1994. This price is up from the closing price of $15.50 on December 31, 1993. At December 31, 1994, the Fund held 92,724 shares of KEMET common stock. Based on the $29.375 closing trading price of the common stock, the Fund's common stock would have a market value of $2,723,768. However, the Fund valued the shares at a 5% discount to the public market price to reflect the potential market impact which could result from the sale of the material number of shares owned by the Funds.

   The Huntington warrants to purchase common stock were written up in value at December 31, 1992 to bring Huntington's valuation more in line with the valuation of other comparable companies in its industry. The warrants were revalued at December 31, 1993 based on an updated comparison of Huntington to the comparable companies. The revaluation took into consideration the receipt of additional warrants by the Fund during 1993, in accordance with terms of the Fund's agreement with Huntington.

   The Amity warrants and common stock were written up in value during 1994 to bring Amity's valuation more in line with the valuation of comparable companies in its industry.

   The ENI Holding Corp. preferred stock was written up in value during 1994 to reflect the amount of the cumulative 10% preferential dividend that has accrued with respect to the preferred stock.

   Protection One completed an IPO of its common stock on September 29, 1994. The stock, which trades on the NASDAQ National Market System, closed at $4.875 (an average of the closing bid and ask prices) on December 31, 1994. The Fund holds warrants to acquire 18,194.4 shares of Protection One common stock at a nominal exercise price. Based on the $4.875 closing trading price of the common stock, the Fund's warrants would have a market value of $88,698. However, the Fund valued the warrants at a 9% discount to the public market price, because the Fund is subject to certain restrictions on its ability to dispose of its shares.

   The MTI II common stock was written down in value at December 31, 1994 based upon an independent third party valuation of the company which was obtained by MTI's management.

   FCM continually monitors both the Fund's portfolio companies and the markets, and continually evaluates the decision to hold or sell its traded securities.

                        --------------------------------
                                  TWENTY-FOUR

                        FIDUCIARY CAPITAL PARTNERS, L.P.
- --------------------------------------------------------------------------------

                                                                FUND INFORMATION

                                                FIDUCIARY CAPITAL PARTNERS, L.P.
                                                      410 17th Street, Suite 400
                                                          Denver, Colorado 80202
                                                                  (800) 866-7607



                                                        MANAGING GENERAL PARTNER
                                        FCM Fiduciary Capital Management Company



                                                                        AUDITORS
                                                             Arthur Andersen LLP
                                                                Denver, Colorado



                                                                   LEGAL COUNSEL
                                                       Dorsey & Whitney P.L.L.P.
                                                                Denver, Colorado



                                                                  TRANSFER AGENT
                                                        Service Data Corporation
                                                                 Omaha, Nebraska



                                                     A copy of the Annual Report
                                                 on Form 10-K, as filed with the
                                             Securities and Exchange Commission,
                                             will be furnished without charge to
                                                  Limited Partners upon request.